As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-293396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCW BIOLOGICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	82-5024477
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices

Hing C. Wong, Ph.D.

Chief Executive Officer

HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, FL 33025

(954) 842-2024

Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service

With a copy to:

James Groth, Esq. Clark Hill PLC 130 E. Randolph St., Ste. 3900 Chicago, IL 60601 (312) 985-5900	Yevgeniya (Jeny) Zarmon, Esq. Clark Hill PLC 210 Carnegie Center, Suite 102 Princeton, NJ 08540 (609) 785-2918	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

HCW Biologics Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-293396) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 16. Exhibits.

EXHIBIT INDEX

	Exhibit title	Incorporated by reference				Filed or furnished herewith
Exhibit No.		Form	File No.	Exhibit No.	Filing date
1.1	Form of Placement Agent Agreement	S-1	333-293396	1.1	2/11/2026

3.1	Amended and Restated Certificate of Incorporation	8-K	001-40591	3.1	07/26/2021

3.1a	Certificate of Amendment of Certificate of Incorporation, filed March 31, 2025.	8-K	001-40591	3.1a	04/01/2025

3.1b	Certificate of Correction of the Certificate of Amendment of Certificate of Incorporation, filed April 1, 2025.	8-K	001-40591	3.1b	04/01/2025

3.2	Amended and Restated Bylaws	8-K	001-40591	3.2	07/26/2021

4.1	Specimen Stock Certificate	S-1/A	333-256510	4.1	07/09/2021

4.2	Description of Securities	10-K	001-40591	4.2	03/29/2022

4.3	Form of New Warrant	8-K	001-40591	4.1	11/20/2025

4.4	Form of Pre-Funded Warrant Purchase Warrant	S-1	333-293396	4.4	2/11/2026

5.1	Opinion of Clark Hill PLC					X

10.1	Form of Indemnification Agreement between HCW Biologics Inc. and each of its officers and directors.	S-1/A	333-256510	10.1	07/09/2021

10.2+	2019 Equity Incentive Plan, as amended, and forms of agreement thereunder.	S-1	333-256510	10.2	07/09/2021

10.3+	First Amendment to 2019 Equity Incentive Plan.	S-1	333-256510	10.3	07/09/2021

10.4+	2021 Equity Incentive Plan and forms of agreement thereunder	S-1	333-256510	10.4	07/09/2021

10.5+	Employment Agreement, dated July 6, 2021, between Peter Rhode and HCW Biologics Inc.	S-1	333-256510	10.6	07/09/2021

10.6+	Employment Agreement, dated October 9, 2019, between Rebecca Byam and HCW Biologics Inc.	S-1	333-256510	10.7	07/09/2021

10.7+	Non-Employee Director Compensation Policy.	S-1	333-256510	10.8	07/09/2021

10.8+	Employment Agreement, dated June 18, 2021, between Dr. Hing C. Wong and HCW Biologics Inc.	S-1	333-256510	10.13	07/09/2021

10.9+	Executive Incentive Bonus Plan	S-1	333-256510	10.11	07/09/2021

	Exhibit title	Incorporated by reference				Filed or furnished herewith
Exhibit No.		Form	File No.	Exhibit No.	Filing date

10.10†	Exclusive License Agreement, dated December 24, 2020, between HCW Biologics Inc. and Wugen, Inc.	S-1	333-256510	10.10	07/09/2021

10.11†	Master Services Agreement, dated March 14, 2019, between HCW Biologics Inc. and EirGenix, Inc.	S-1	333-256510	10.12	07/09/2021

10.12†#	Purchase and Sale Agreement, by and between HCW Biologics Inc. and Wai 3300 Corporate Way, LLC, dated May 27, 2022	10-Q	001-40591	10.1	08/12/2022

10.13	Capital on Demand Sales Agreement, dated August 19, 2022, by and between HCW Biologics Inc. and Jones Trading Institutional Services LLC	S-3	333-266991	1.2	08/19/2022

10.14#	Loan Agreement by and between HCW Biologics Inc. and Cogent Bank, dated August 15, 2022	10-Q	001-40591	10.1	11/07/2022

10.15#	Mortgage and Security Agreement by and between HCW Biologics Inc. and Cogent Bank, dated August 15, 2022	10-Q	001-40591	10.2	11/07/2022

10.16	Form of Subscription Agreement, dated February 20, 2024, by and between the Company and the Subscribers party thereto	8-K	001-40591	10.1	02/22/2024

10.17	Form of Subscription Agreement, dated February 20, 2024, by and between the Company and the Subscribers party thereto	10-Q	001-40591	10.5	05/15/2024

10.18	Form of Amended and Restated Senior Secured Note Purchase Agreement, dated July 2, 2024, by and between the Company and the Purchaser party thereto	10-Q	001-40591	10.1	08/14/2024

10.19	Form of Senior Secured Promissory Note by and between the Company and the Holder party thereof	10-Q	001-40591	10.2	08/14/2024

10.20	Form of Amended and Restated Pledge Agreement, dated July 2, 2024, by and among the Company, Escrow Agent and Noteholder parties thereto	10-Q	001-40591	10.3	08/14/2024

10.21	Form of Escrow Agreement, dated July 2, 2024, by and among the Company, Escrow Agent and Noteholder parties thereto	10-Q	001-40591	10.4	08/14/2024

10.22	Form of First Amendment to the Amended and Restated Senior Secured Note Purchase Agreement, dated September 30, 2024, by and between the Company and Purchaser parties thereto	10-Q	001-40591	10.5	11/14/2024

	Exhibit title	Incorporated by reference				Filed or furnished herewith
Exhibit No.		Form	File No.	Exhibit No.	Filing date

10.23†#	Settlement Agreement and Release, dated July 13, 2024, by and between the Company and Altor BioScience, LLC, NantCell, Inc., and ImmunityBio, Inc.	10-Q	001-40591	10.6	11/14/2024

10.24#	Placement Agency Agreement, dated November 18, 2024, between the Company and Maxim Group LLC.	8-K	001-40591	10.1	11/20/2024

10.25#	Securities Purchase Agreement, dated November 18, 2024, between the Company and Purchaser	8-K	001-40591	10.2	11/20/2024

10.26#	Equity Purchase Agreement, dated February 20, 2025, between the Company and Square Gate Master Fund—Series 4.	8-K	001-40591	10.1	02/21/2025

10.27	Registration Rights Agreement, dated February 20, 2025, between the Company and Square Gate Master Fund— Series 4.	8-K	001-40591	10.2	02/21/2025

10.28	Form of Promissory Note, dated May 8, 2025, between Company and Holder	10-Q	001-40591	10.4	05/15/2025

10.29	Form of Guaranty and Pledge Agreement dated May 8, 2025, between Dr. Hing C. Wong and Lender	10-Q	001-40591	10.5	05/15/2025

10.30	Form of Securities Purchase Agreement, dated May 13, 2025, between Company and Purchaser	8-K	001-40591	10.2	05/15/2025

10.31	Letter Agreement to the License, Research and Co-Development Agreement, dated March 17, 2025, between Company and WY Biotech Co. Ltd.	10-Q	001-40591	10.14	08/18/2025

10.32	Confirmation of Letter of Acceptance of Deliverable from Company by WY Biotech Co. Ltd., dated May 30, 2025	10-Q	001-40591	10.15	08/18/2025

10.33	Second Letter Agreement to the License, Research and Co-Development Agreement, dated July 13, 2025, between Company and WY Biotech Co. Ltd.	10-Q	001-40591	10.16	08/18/2025

10.34	Exclusive License Agreement 12-month Suspension, dated May 29, 2025, between the Company and Wugen, Inc.	10-Q	001-40591	10.17	08/18/2025

10.35	First Amendment to the Equity Purchase Agreement, dated August 14, 2025, between the Company and Square Gate Master Fund—Series 4.	8-K	001-40591	10.1	08/15/2025

	Exhibit title	Incorporated by reference					Filed or furnished herewith
Exhibit No.		Form	File No.	Exhibit No.		Filing date

10.36	Second Amendment to Amended and Restated Senior Secured Note Purchase Agreement and Related Agreements, dated May 1, 2025, between Company and Holder	10-Q	001-40591	10.12		08/18/2025

10.37	Form of Common Stock Warrant dated May 7, 2025, between Company and Holder	10-Q	001-40591	10.13		08/18/2025

10.38	Exclusive License Agreement 12-month Suspension, dated May 29, 2025, between the Company and Wugen, Inc.	10-Q	001-40591	10.17		08/18/2025

10.39	Form of Inducement Agreement between the Company and Armistice Capital Management, LLC	8-K	001-40591	10.1		11/20/2025

10.40†#	Amended and Restated License, Research and Co-Development Agreement, dated November 17, 2025, between Beijing Trimmune Biotech Co., Ltd., and the Company	S-1	333-293396	10.40		2/11/2026

10.41	Form of Securities Purchase Agreement	S-1	333-293396	10.41		2/11/2026

10.42	Form of Lock Up Agreement	S-1	333-293396	10.42		2/11/2026

10.43†#	Amendment 1 to Amended and Restated License, Research and Co-Development Agreement, dated January 27, 2026 between Beijing Trimmune Biotech Co., Ltd., and the Company	S-1	333-293396	10.43		2/11/2026

10.44†#	Shareholder Purchase Agreement, dated October 10, 2025, between co-founders of Beijing Trimmune Biotech Co., Ltd., including the Company	S-1	333-293396	10.44		2/11/2026

23.1a	Consent of Independent Registered Public Accounting Firm (Grant Thornton, Predecessor)	S-1	333-293396	23.1	(a)	2/11/2026

23.1b	Consent of Independent Registered Public Accounting Firm (Crowe, Successor)	S-1	333-293396	23.1	(b)	2/11/2026

23.2*	Opinion of Clark Hill PLC

97.1	HCW Biologics Inc. Compensation Recovery Policy	10-K	001-40591	97.1		04/01/2024

99.1	Audit Committee Charter of the Registrant	S-1	333-293396	99.1		2/11/2026

99.2	Compensation Committee Charter of the Registrant	S-1	333-293396	99.2		2/11/2026

99.3	HCW Biologics Inc. Related Party Transaction Policy	S-1	333-293396	99.3		2/11/2026

107	Filing Fee Table	S-1	333-293396	107		2/11/2026

*	Opinion of Clark Hill PLC to be filed by amendment
†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 60 1(b)(10).
+	Indicates management contract or compensatory plan.
#	Certain information in this document has been excluded pursuant to Item 601(a)(5) or (a)(6) of Regulation S-K. The Registrant agrees to furnish supplementally such information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, in the city of Miramar, State of Florida, on February 13, 2026.

HCW BIOLOGICS INC.

By:	/s/ Hing C. Wong
Name:	Hing C. Wong
Title:	Founder & Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ Scott T. Garrett Scott T. Garrett	Chairman of the Board of Directors	February 13, 2026

/s/ Rebecca Byam Rebecca Byam	Chief Financial Officer	February 13, 2026

/s/ Hing C. Wong Hing C. Wong	Chief Executive Officer	February 13, 2026

/s/ Rick S. Greene Rick S. Greene	Director	February 13, 2026

/s/ Lisa M. Giles Lisa M. Giles	Director	February 13, 2026

By:	/s/ Hing C. Wong
Hing C. Wong, Attorney-in-Fact